Exhibit 25.1

United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) [x]

WILMINGTON SAVINGS FUND SOCIETY, FSB

 (Exact name of Trustee as specified in its charter)

N/A	51-0054940
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

500 Delaware Avenue, 11th Floor

Wilmington, DE  19801

 (302) 888-7420

(Address of principal executive offices, including zip code)

WILMINGTON SAVINGS FUND SOCIETY, FSB

500 Delaware Avenue

Wilmington, DE  19801

 (302) 888-7420

(Name, address, including zip code, and telephone number, including area code, of agent of service)

DIGICEL MIDCO LIMITED (Exact name of obligor as specified in its charter)
Bermuda	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM 11, Bermuda	Not applicable
(Address of principal executive offices)	(Zip code)

(Address of principal executive offices, including zip code)

10.50% Senior Unsecured Notes due 2028

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

United States Securities and Exchange Commission
Washington, DC 20549

Federal Reserve
District 3
Philadelphia, PA

FDIC
Washington, DC 20549

Office of the Comptroller of the Currency
New York, NY 10173

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGORS.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16.	LIST OF EXHIBITS.
Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1.	A copy of the articles of association of the trustee as now in effect.
Exhibit 2.	Not applicable.
Exhibit 3.	Not applicable.
Exhibit 4.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto.
Exhibit 5.	Not applicable.
Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Savings Fund Society, FSB, a federal savings bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 21st day of August, 2023.

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Patrick J. Healy
Name: Patrick J. Healy
Title: Senior Vice President

Exhibit 1

Charter of Wilmington Savings Fund Society, FSB

(see attached)

OTS DOCKET # 7938 FEDERAL STOCK CHARTER WILMINGTON SAVINGS FUND SOCIETY SECTION 1. Corporate Title. The full corporate title of the savings bank is "Wilmington Savings Fund Society, Federal Savings Bank." SECTION 2. Office. The home office of

, dissolution, or winding up to the savings bank; (f) Whether the shares of such series shall be entitled to the ass or classes of stock of the savings bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange. (h) The price or other consideration for which the shares of such series shall be issued; and (i) Whether the shares of such of ies so established. Prior to the issuance of any preferred shares of a series established by a su charter section adopted by the board of directors, the savings bank shall file with the Secretary to the Board a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof. SECTION

. N

et Worth Certificates. Notwithstanding any provision of

Section 5, Capital Stock, the savings ba

nk may issue net worth certificates income capital certificates or similar certificates to the

Federal Savings and Loan Insurance Corporation (the "Corporation") or the Federal Deposit Insurance Corporation in exchange for appropriate consideration, including promissory notes of the Corporation, in accordance with the rules, regulations, and policies of the Board. Subject to such rules, regulations, and policies, the board of directors of the savings bank is authorized without the prior approval of the stockholders of the savings bank and by

Exhibit 4

Bylaws of Wilmington Savings Fund Society, FSB

(see attached)

resolution(s) from time to time adopted by the

Exhibit 6

Consent of Wilmington Savings Fund Society, FSB

(see attached)

August 21, 2023

United States Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the United States Securities and Exchange Commission upon its request thereof.

Very truly yours,

WILMINGTON SAVINGS FUND SOCIETY, FSB

/s/ Patrick J. Healy
Patrick J. Healy
Senior Vice President

Exhibit 7

Current Report of Wilmington Savings Fund Society, FSB

(see attached)